Q1 2014 Earnings Presentation May 8, 2014 Mike Petters President and Chief Executive Officer Barb Niland Corporate Vice President, Business Management & Chief Financial Officer Exhibit 99.2

Safe Harbor 2 Statements in this presentation, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This presentation also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Highlights from the First Quarter 2014 3  Revenues were $1.6 billion  Diluted EPS was $1.81, up $0.94 over Q1 2013  Adjusted Diluted EPS* was $1.53, compared to $1.17 in Q1 2013  Continued segment operating margin growth driven by the Ingalls segment  Ingalls operating margin was 7.9%, up 350 bps from Q1 2013  Newport News operating margin was 9.0%, consistent with our expectations  LHA-6 America, the last of the underperforming ship contracts, delivered in early April  Announced $2.2 billion of new contract awards with an $18.7 billion backlog  $1.3 billion for continued construction preparation for CVN-79 John F. Kennedy  $0.5 billion for the construction contract for NSC-7 Kimball * Non-GAAP metric that excludes the tax effected FAS/CAS Adjustment. See appendix for reconciliation.

First Quarter 2014 Consolidated Results 4 * Non-GAAP metric that excludes the FAS/CAS Adjustment. See appendix for reconciliation. ** Non-GAAP metric that excludes the tax effected FAS/CAS Adjustment. See appendix for reconciliation. $1,562 $1,594 $1,300 $1,400 $1,500 $1,600 $1,700 Q1 2013 Q1 2014 ($ in m illi on s) Consolidated Revenues 6.1% 10.0% 7.6% 8.6% 0.0% 2.0% 4.0% 6. % 8.0% 10.0% 2. % Q1 2013 Q1 2014 Operating Margin GAAP Adjusted* $95 $159 $118 $137 $- $20 $40 $60 $80 $100 $120 $140 $160 $180 Q1 20 3 Q1 2014 ($ in m illi on s) Op rating Income GAAP Adjusted* $0.87 $1.81 $1.17 $1.53 $- $0.50 $1.00 $1.50 $2.00 Q1 2013 Q1 2014 Diluted EPS GAAP Adjusted**

Ingalls Shipbuilding 5  Ingalls revenues were down slightly YoY due to lower volume on LHA-6 and LPD- 25  Segment operating income and margin were up YoY due to risk retirement on the NSC and LPD programs $550 $ 547 $300 $350 $400 $450 $500 $550 $600 Q1 2013 Q1 2014 ($ in m illi on s) Segment Revenues $24 $43 $- $5 $10 $15 $20 $25 $30 $35 $40 $45 $ Q1 2013 Q1 2014 ($ in m illi on s) Operating Income 4.4% 7.9% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% Q1 2013 Q1 2014 Operating Margin

Newport News Shipbuilding 6  Newport News revenues were up as compared to Q1 2013 due to higher volume on aircraft carriers and The S.M. Stoller Corp. acquisition  Segment operating income and margin decreased for the quarter mainly due to lower risk retirement on the VCS program and the Roosevelt RCOH, offset by risk retirement on Ford $1,012 $ 1,047 $500 $600 $700 $800 $900 $1,000 $1,100 Q1 2013 Q1 2014 ($ in m illi on s) Segment Revenues $96 $94 $- $20 $40 $60 $80 $100 $120 Q1 2013 Q1 2014 ($ in m illi on s) Operating Income 9.5% 9.0% 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0% Q1 2013 Q1 2014 Operating Margin

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Reconciliations 8 We make reference to “segment operating income,” “segment operating margin,” “adjusted operating income,” “adjusted operating margin,” “adjusted net earnings,” and “adjusted diluted earnings per share.” Segment operating income is total operating income before the FAS/CAS Adjustment and deferred state income taxes. Segment operating margin is segment operating income as a percentage of total sales and service revenues. Adjusted total operating income is total operating income adjusted for the FAS/CAS Adjustment. Adjusted total operating margin is adjusted operating income as a percentage of total sales and service revenues. Adjusted net earnings is net earnings adjusted for the tax effected FAS/CAS Adjustment. Adjusted diluted earnings per share is adjusted net earnings divided by the weighted-average diluted common shares outstanding. Segment operating income and segment operating margin are two of the key metrics we use to evaluate operating performance because they exclude items that do not affect segment performance. We believe adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted diluted earnings per share are also useful metrics because they exclude non-operating items that we do not consider indicative of our core operating performance. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these measures are not measures of financial performance under GAAP and may not be defined or calculated by other companies in the same manner.

Reconciliation of Non-GAAP Measures – Segment Operating Income and Segment Operating Margin 9 ($ in millions) 2014 2013 Sales and Service Revenues Ingalls 547$ 550$ Newport News 1,047 1,012 Total Sales and Service Revenues 1,594 1,562 Segment Operating Income Ingalls 43 24 As a percentage of revenues 7.9% 4.4 % Newport News 94 96 As a percentage of revenues 9.0% 9.5 % Total Segment Operating Income 137 120 As a percentage of revenues 8.6% 7.7 % Non-segment factors affecting operating income FAS/CAS Adjustment 22 (23) Deferred state income taxes — (2) Total Operating Income 159 95 Interest expense (27) (30) Federal income taxes (42) (21) Net Earnings 90$ 44$ Three Months Ended March 31

Reconciliation of Non-GAAP Measures – Adjusted Figures 10 (In millions, except per share amounts) 2014 2013 $ Change % Change Revenues 1,594$ 1,562$ 32$ 2.0 % Total segment operating income1 137 120 17 14.2 % Total segment operating margin % 1 8.6% 7.7% 91 bps Total operating income 159 95 64 67.4 % Total operating margin % 10.0% 6.1% 389 bps Net earnings 90 44 46 104.5 % Diluted earnings per share 1.81$ 0.87$ 0.94$ 108.0 % Weighted-average diluted shares outstanding 49.7 50.3 Adjusted Operating Highlights Total operating income 159 95 64 67.4 % FAS/CAS Adjustment (22) 23 (45) (195.7)% Adjusted total operating income2 137 118 19 16.1 % Adjusted total operating margin % 2 8.6% 7.6% 104 bps Adjusted Net Earnings Net earnings 90 44 46 104.5 % After-tax FAS/CAS Adjustment3 (14) 15 (29) (193.3)% Adjusted net earnings2 76 59 17 28.8 % Weighted-average diluted shares outstanding 49.7 50.3 Adjusted diluted earnings per share2 1.53$ 1.17$ 0.36$ 30.8% 2 Non-GAAP metric that ex cludes the FAS/CAS Adjustment. 3 Tax effected at 35% federal statutory tax rate. Three Months Ended March 31 1 Non-GAAP metric that ex cludes non-segment factors affecting operating income.